For period
ending
February
28, 2018

Exhibit 77O
File
number
811-6292



FORM 10f-3
Rule 144A Securities
FUND:
Name of Adviser or Sub-Adviser:
1.  Issuer:
2.  Date of Purchase:
3.  Date offering commenced:
4.  Underwriter(s) from whom purchased:
5.  "Affiliated Underwriter" managing or
participating in syndicate:

6.  Aggregate principal amount or number
of shares purchased:
7.  Aggregate principal amount or total
number of shares of offering:
8.  Purchase price (net of fees and expenses):
$
9.  Initial public offering price:
$
10.  Commission, spread or profit:
_________%
$____________
11.  Have the following conditions been satisfied?
Y
E
S
N
O
a.	The securities are sold in an offering
exempt from
registration under Section 4(2) of the Securities
Act of
1933, Rule 144A or Regulation D.
b.	The securities are sold to persons
reasonably believed
to be "qualified institutional buyers" ("QIBs").
c.	The securities are reasonably believed to
be eligible
for resale to other QIBs.
d.	The securities were purchased prior to
the end of the
first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).


X
_
_
_
_
_
_
_


X
_
_
_
_
_
_
_

X
_
_
_
_
_
_
_





X
_
_
_
_
_
_
_



__
__
__
_


__
__
__
_

__
__
__
_





__
__
__
_

e.	The securities were purchased at a price
not more than
the price paid by each other purchaser in the
offering
or any concurrent offering.
f.	The underwriting was a firm commitment
underwriting.
Y
E
S

X
_
_
_
_
_
_
_

X
_
_
_
_
_
_
_
N
O

__
__
__
_
g.	The commission, spread or profit was
reasonable and
fair in relation to that being received by others for underwriting similar securities during the same period.


X
_
_
_
_
_
_
_


__
__
__
_
h.	The issuer of the securities and
any predecessor has
been in continuous operation for not less than three years.


X
_
_
_
_
_
_
_


__
__
__
_
i.	The amount of such securities purchased
by the Fund
and all other accounts over which the Adviser
(or
Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.




X
_
_
_
_
_
_
_




__
__
__
_
j.	No Affiliated Underwriter benefited
directly or
indirectly from the purchase.

X
_
_
_
_
_
_
_


__
__
__
_
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated
Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved:
	Date:______________
Print Name: